UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

                On June 5, 2008, Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. (collectively, “Pioneer”) filed a Motion for Summary Judgment Regarding Trust and Partnership Termination (“Motion for Liquidation”).  In its Motion for Liquidation, Pioneer seeks to have the Court rule that the trust termination threshold has been triggered and that the assets of the Mesa Offshore Trust (“Trust”) must be liquidated.  Prior to filing the Motion for Liquidation, Pioneer sent JPMorgan Chase Bank, N.A. (“Trustee”) a proposal dated May 30, 2008, setting forth the terms by which Pioneer proposes to conduct the liquidation of the Trust’s assets (“Liquidation Proposal”).

                Pioneer has set the hearing on the Motion for Liquidation for July 11, 2008 at 10:00 a.m., in the 334th Judicial District Court, 201 Caroline, Houston, Texas 77002.  The Trustee is currently evaluating the Motion for Liquidation and the Liquidation Proposal, and will timely respond.  Both the Motion for Liquidation and the Liquidation Proposal are available online at www.businesswire.com/cnn/mesaoffshoresettlement.htm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Royalty Trust

	By:	JPMorgan Chase Bank, N.A., as Trustee
	By:	Bank of New York Trust Company, as attorney-in-fact

Date: June 12, 2008

	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President